UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(amendment no. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 16, 2006
December 31, 2005

HALLADOR PETROLEUM COMPANY

(Exact Name of Registrant as specified in Charter)

Colorado	0-19260	84-1014610
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado		80264-2701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment (Amendment No.1) to the Current Report on Form 8-K filed by Hallador Petroleum Company on January 3, 2006 to provide the financial statements and pro forma financial information required pursuant to Item 9.01 (a) and (b) of Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

FINANCIAL STATEMENTS FOR SAVOY ENERGY, L.P.

Organization Profile	3

Independent Auditors’ Report	4

Financial Statements
Balance Sheets	5
Statements of Operations	6
Statements of Partners’ Capital	7
Statements of Cash Flows	8
Notes to Financial Statements	9-19

SAVOY ENERGY, L.P.

(A Limited Partnership)

Organization Profile

State of Formation
Michigan

Business Location
Traverse City, Michigan

Partners
Savoy Exploration, Inc.	-	General Partner
Yorktown Energy Partners II, L.P.		Limited Partner
UBS Warburg	-	Limited Partner
Lexington Partners IV, L.P.		Limited Partner
Thomas C. Pangborn	-	Limited Partner
William T. Sperry	-	Limited Partner
Cheryl A. DeYoung	-	Limited Partner
Allen C. Modroo	-	Limited Partner
Jack P. Rokos	-	Limited Partner

Independent Auditors’ Report

To the Partners

Savoy Energy, L.P.

(A Limited Partnership)

Traverse City, Michigan

We have audited the accompanying balance sheets of Savoy Energy, L.P. (A Limited Partnership) as of December 31, 2004 and 2003, and the related statements of operations, partners’ capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Savoy Energy, L.P. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Weber, Curtin & Pahssen, LLC

April 22, 2005

SAVOY ENERGY, L.P.

(A Limited Partnership)

Balance Sheets

		December 31,
	September 30, 2005	2004	2003
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents (Note 1)	$3,931,635	$5,008,787	$6,425,867
Receivables: (Note 1)
Net revenue	677,884	287,765	542,688
Joint interest owners	2,288,373	1,107,999	231,522
Oil and gas equipment inventory (Note 1)	1,140,335	1,016,664	811,775
Prepaid expenses	19,423	43,266	50,534
Total Current Assets	8,057,650	7,464,481	8,062,386

Oil and Gas Properties (Notes 1 and 6)
Proved properties	9,686,827	8,014,763	7,422,261
Unproved properties	1,485,239	1,164,047	1,232,565
	11,172,066	9,178,810	8,654,826
Less - accumulated depreciation, depletion, amortization	4,504,038	3,731,489	2,610,767
Net Oil and Gas Properties	6,668,028	5,447,321	6,044,059

Other Assets
Office furniture and equipment, less accumulated depreciation of $113,104 at September 30, 2005, (Unaudited) $60,885 at December 31, 2004 and $63,404 at December 31, 2003 (Note 1)	30,024	39,546	29,491
Drilling equipment, less accumulated depreciation of $741,772 at September 30, 2005 (Unaudited) and $320,766 at December 31, 2004 (Notes 1 and 4)	1,824,357	2,245,363	—
Cash bonds (Note 5)	50,000	50,000	50,000
Total Other Assets	1,904,381	2,334,909	79,491
Total Assets	$16,630,059	$15,246,711	$14,185,936

Liabilities and Partners’ Capital
Current liabilities
Accounts payable:
Trade	$2,132,234	1,725,868	$363,828
Revenue distribution	881,786	574,975	746,710
General partner (Note 2)	53,722	133,135	112,408
Accrued distributions	—	—	328,530
Current maturities of long-term debt (Note 4)	424,719	405,680	—
Total Current Liabilities	3,492,461	2,839,658	1,551,476

Asset Retirement Obligation (Note 6)	334,214	290,042	206,833

Long-Term Debt, less current maturities (Note 4)	1,344,079	1,675,463

Total Liabilities	5,170,754	4,805,163	1,758,309

Commitments and Contingencies (Note 5)

Partners’ Capital (Note 5)
General partner	5,084,021	4,610,194	5,534,833
Limited partners	7,709,026	7,132,878	8,152,733
	12,793,047	11,743,072	13,687,566
Less capital contributions receivable from limited partners (Note 1)	1,333,742	1,301,524	1,259,939
Total Partners’ Capital	11,459,305	10,441,548	12,427,627

Total Liabilities and Partner’s Capital	$16,630,059	$15,246,711	$14,185,936

See accompanying notes to financial statements.

SAVOY ENERGY, L.P.

(A Limited Partnership)

Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)	(Unaudited)

NET REVENUES (Note 1)
Oil and gas	$2,561,646	$2,723,498	$3,381,414	$4,213,853
Overhead and management fees	95,526	35,367	70,971	70,010
Other	1,330,057	251,502	511,232	244,057
Total Net Revenues	3,987,229	3,010,367	3,963,617	4,527,920

Expenses (Note 2)
Oil and gas operations
Lease operating costs	609,394	568,332	695,378	1,484,749
Depreciation, depletion and amortization	1,199,850	1,047,251	2,198,387	1,198,390
Severance taxes	156,757	151,261	190,756	259,697
Other	18,644	22,109	59,171	63,156
Total Oil and Gas Operations	1,984,645	1,788,953	3,143,692	3,005,992

Exploration:
Dry hole costs	343,766	833,715	910,935	1,637,027
Geological and geophysical	16,654	503,601	537,631	203,860
Impairments and expired lease costs	50,142	58,800	419,336	511,003
Carrying undeveloped properties	95,876	80,296	120,800	172,211
Other	68,411	66,442	91,656	96,618
Total Exploration	574,849	1,542,854	2,080,358	2,620,719

General and Administrative
Administrative services	250,084	313,252	462,631	665,652
Professional fees	49,866	78,842	110,400	152,618
Office expense	31,979	35,332	70,991	69,859
Rent	52,065	48,614	64,985	64,976
Dues, subscriptions and licenses	13,814	12,391	13,092	15,809
Travel and entertainment	4,616	8,541	12,355	20,339
Depreciation and amortization	3,861	4,190	5,587	759
Other	2,233	1,740	2,780	1,369
Total General and Administrative	408,518	502,902	742,821	991,381
Total Expenses	2,968,012	3,834,709	5,966,871	6,618,092
Net Revenues Less Expenses	1,019,217	(824,342)	(2,003,254)	(2,090,172)

Other Income (Expense)
Gain on sale of proved properties	7,523	10,000	10,000	19,287,045
Interest, net	(8,983)	11,514	7,175	1,391,547
Total Other Income (Expense), Net	(1,460)	21,514	17,175	20,678,592
Net Income (Loss)	$1,017,757	$(802,828)	$(1,986,079)	$18,588,420

See accompanying notes to financial statements.

SAVOY ENERGY, L.P.

(A Limited Partnership)

Statements of Partners’ Capital

	General Partner	Limited Partners	Capital Contributions Receivable	Total

Balances, at January 1, 2003	$7,254,105	$11,433,086	$(3,490,170)	$15,197,021

Add (Deduct)
Net income for the year	8,654,025	9,934,395		18,588,420
Partners’ capital contributions		954,139		954,139
Accrued interest on capital contributions receivable from limited partners		87,839	(87,839)
Partners’ cash distributions	(10,373,297)	(11,938,656)		(22,311,953)
Repayment of accrued interest on non-recourse notes by limited partners		(1,363,931)	1,363,931
Repayment of principal on non-recourse notes by limited partners		(954,139)	954,139

Balances, at December 31, 2003	5,534,833	8,152,733	(1,259,939)	12,427,627

Add (Deduct)
Net loss for the year	(924,639)	(1,061,440)		(1,986,079)
Accrued interest on capital contributions receivable from limited partners		41,585	(41,585)

Balances, at December 31, 2004	4,610,194	7,132,878	(1,301,524)	10,441,548

Unaudited
Add (Deduct)
Net income for the nine months ended September 30, 2005	473,827	543,930		1,017,757
Accrued interest on capital contributions receivable from limited partners for the nine months ended September 30, 2005
		32,218	(32,218)
Balances, at September 30, 2005 (Unaudited)	$5,084,021	$7,709,026	$(1,333,742)	$11,459,305

See accompanying notes to financial statements.

SAVOY ENERGY, L.P.

(A Limited Partnership)

Statements of Cash Flows)

	Nine Months Ended September 30,		Year Ended December 31
	2005	2004	2004	2003
	(Unaudited)	(Unaudited)
Operating Activities:
Net income (loss)	$1,017,757	$(802,828)	$(1,986,079)	$18,588,420
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities
Depreciation, depletion and amortization	1,203,711	1,051,441	2,203,974	1,199,149
Accretion of discount on asset retirement obligation	10,287	7,757	10,342	8,456
Gain on sale of proved properties	(7,523)	(10,000)	(10,000)	(19,287,045)
Impairments and expired lease costs	50,142	58,800	419,336	511,003
Changes in operating assets and liabilities that provided (used) cash:
(Increase) decrease in:
Receivables	(1,570,493)	(1,971)	(621,554)	1,140,094
Oil and gas equipment inventory	(123,671)	(109,232)	(204,889)	(139,388)
Prepaid expenses	23,843	21,527	7,268	(6,584)
Increase (decrease) in:
Accounts payable	633,764	410,005	1,211,032	(1,353,109)
Accrued distributions		(328,530)	(328,530)	328,530
Net Cash Provided by Operating Activities	1,237,817	296,969	700,900	989,526
Investing Activities
Proceeds from sale of proved properties	18,760	10,000	10,000	30,000,000
Additions to oil and gas properties	(2,021,384)	(447,310)	(1,620,409)	(3,209,149)
Additions to office and drilling equipment		(2,572,118)	(2,588,714)	(13,963)
Net Cash Provided by (Used in) Investing Activities	(2,002,624)	(3,009,428)	(4,199,123)	26,776,888
Financing Activities
Proceeds from long-term debt		2,300,000	2,300,000
Repayments of long-term debt	(312,345)	(112,824)	(218,857)
Partners’ cash contributions				954,139
Partners’ cash distributions				(22,311,953)
Net Cash Provided by (Used in) Financing Activities	(312,345)	2,187,176	2,081,143	(21,357,814)
Net Increase (Decrease) in Cash and Cash Equivalents	(1,077,152)	(525,283)	(1,417,080)	6,408,600
Cash and Cash Equivalents, at the beginning of the year	5,008,787	6,425,867	6,425,867	17,267
Cash and Cash Equivalents, at the end of the year	$3,931,635	$5,900,584	$5,008,787	$6,425,867
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$79,263	$17,697	$42,165	$2,243
Supplemental Schedule of Non-cash Financing Activities
Accrued interest on capital contributions receivable from limited partners	$32,218	$31,188	$41,585	$87,839

See accompanying notes to financial statements.

SAVOY ENERGY, L.P.

(A Limited Partnership)

Notes to Financial Statements

1.	Nature of Business and Significant Accounting Policies

Nature of Business

Savoy Energy, L.P. (the “Partnership”) is a Michigan limited partnership that acquires, explores and develops oil and gas properties and operates producing oil and gas wells primarily in Michigan.  The price of crude oil and natural gas is generally determined by world markets.  The Partnership bills joint interest owners for their share of well operating costs, and acquires a lien on the joint owner’s interest if the costs are not paid.

Net oil and gas revenues of $1,879,695 and $2,365,080 for the nine months ended September 30, 2005 and 2004 (unaudited), respectively, and $3,155,868 and $3,452,318 for the years ended December 31, 2004 and 2003, respectively, were derived from two major customers.  No other customers exceeded 10% of net oil and gas revenues for these periods.  Related net revenue receivables from these major customers amount to $393,860, $197,383 and $1,208,486 at September 30, 2005 (unaudited), December 31, 2004 and 2003, respectively.

Interim Financial Information

The unaudited financial statements as of September 30, 2005 and nine months ended September 30, 2005 and  2004, respectively, include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Partnership’s financial position, results of operations and cash flows. Operating results for the nine months ended September 30, 2005 and 2004, respectively, are not necessarily indicative of the results that may be expected for the years ended December 31, 2005 and 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.   Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Partnership considers all cash accounts which are not subject to withdrawal restrictions or penalties to be cash or cash equivalents.

In the normal course of business, the Company has deposits in accounts at major financial institutions that exceed the $100,000 limit of FDIC insurance.  Management evaluates the financial institutions in which the Company deposits its funds and assesses the level of risk associated with each institution.  Management believes that the Company is not exposed to any significant credit risk associated with its cash.

Oil and Gas Equipment Inventory

Oil and gas equipment inventories, consisting primarily of tubular goods and oil field materials, are stated at the lower of cost or market based upon the specific identification method.

Successful Efforts Method of Accounting for Oil and Gas Properties

The Partnership uses the successful efforts method of accounting for oil and gas producing activities.  Costs incurred to acquire mineral interests in oil and gas properties; to drill and equip exploratory wells that find proved reserves; and to drill and equip development wells are capitalized.  The Partnership expenses costs of drilling exploratory wells such as geological and geophysical costs, and costs of carrying and retaining unproved properties that do not find proved reserves.  The provision for depreciation, depletion, and amortization of oil and gas properties is calculated on a well-by-well basis using the unit-of-production method.  Maintenance and repairs are charged to expense as incurred; renewals and betterments are capitalized to the appropriate property and equipment accounts.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Other unproved properties are amortized based on the Partnership’s experience of successful drilling and average holding period.  Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.  Support equipment and other property and equipment are carried at cost and depreciated over their estimated useful lives.

On the sale or retirement of an interest in a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized.

On the sale of an entire interest in an unproved property, a gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually.  If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method, whereby the Partnership recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers.

The following summarizes the Partnership’s revenue by product sold:

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)

Oil revenue	$1,061,213	$694,146	$1,045,208	$1,505,890
Gas revenue	1,445,482	1,962,754	2,280,599	2,516,661
Other liquids	54,951	66,598	55,607	191,302

Total	$2,561,646	$2,723,498	$3,381,414	$4,213,853

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Office Furniture and Equipment, Drilling Equipment and Depreciation

Office furniture, equipment, and drilling equipment are recorded at cost.  Depreciation is computed over the estimated useful life of the assets using accelerated methods for both financial reporting and income tax purposes.

Capital Contributions Receivable

Upon formation of the Partnership and pursuant to the Partnership and contribution agreements, the general partner, Savoy Exploration, Inc., contributed substantially all of its operating assets, net of related operating liabilities, for its interest in Savoy Energy, L.P., and the limited partners contributed cash and notes receivable for their interest.  Interest accrued on the notes receivable is recorded as an addition to the carrying amount of the receivable and as additional contributed capital of the limited partners.

Federal Income Tax

The federal income tax on Partnership activities is not reflected in the financial statements since the income tax liability is the responsibility of the individual partners.

2.	Related Party Transactions

In 2005 (unaudited), 2004 and 2003, the general partner incurred expenses on behalf of the Partnership for salaries and wages, payroll taxes, retirement plan contributions, health insurance, key man life insurance, other payroll related costs, and office rent.  Those expenses amounted to $472,510 and $520,017 for the nine months ended September 30, 2005 and 2004 (unaudited), respectively, and $774,490 and $1,005,578 for the years ended December 31, 2004 and 2003, respectively.  Of these amounts, $250,084 and $313,252 for the nine months ended September 30, 2005 and 2004 (unaudited) and $462,631 and $665,652 for the years ended December 31, 2004 and 2003, respectively, are classified as general and administrative expenses.  In addition, $117,626 and $109,556 for the nine months ended September 30, 2005 and 2004 (unaudited) and $156,467 and $160,977 for the years ended December 31, 2004 and 2003, respectively, are classified as exploration costs.  The remaining $104,800 and $97,209 for the nine months ended September 30, 2005 and 2004 (unaudited) and $155,392 and $178,949 for the years ended December 31, 2004 and 2003, respectively, are for production costs of which a portion was charged to joint owners. The accounts payable to the general partner reported on the balance sheets relate to the reimbursement of these expenses.

3.	Line-of-Credit

The Partnership has a $3,000,000 unsecured line-of-credit agreement with a bank which expires on August 1, 2005 and which bears interest at .5% below the prime rate.  As of September 30, 2005 (unaudited), December 31, 2004 and 2003, the Partnership has no outstanding borrowings under this line-of-credit.

4.	Long-Term Debt

Long-term debt consists of a note payable to a bank, payable at $43,500 monthly, including interest at .5% below the prime rate, which results in a rate of 5.1% at December 31, 2004. The note is collateralized by drilling equipment.  The final payment is due July 1, 2009.

Annual principal maturities on the long-term debt are summarized as follows.  For the interim periods, the amounts presented represent payments due in the next twelve months.

		Year Ending	September 30, 2005	December 31, 2004
			(Unaudited)

		2005	$424,719	$405,680
		2006	451,503	431,263
		2007	479,976	458,459
		2008	412,600	487,370
		2009	—	298,371

		Total	$1,768,798	$2,081,143

5.	Commitments and Contingencies

Lease Commitments

The Partnership leases its office from an unrelated party under a one-year lease with annual options to renew for a total of five years.  The leases automatically renew unless the Partnership gives the landlord written notice ninety days prior to the expiration of the lease.  Minimum future lease payments are as follows.  For the interim periods, the amounts presented represent payments due in the next twelve months.

Year Ending	September 30, 2005	December 31, 2004
	(Unaudited)

2005	$—	$65,440
2006	27,400	10,960

Total	$27,400	$76,400

Total rent expense included in the statements of operations amount to $49,000 and $47,570 for the nine months ended September 30, 2005 and 2004 (unaudited), respectively, and $63,530 and $61,680 for the years ended December 31, 2004 and 2003, respectively.

Partner Redemptions and Distributions

The Partnership agreement provides that at any time on or after September 19, 2000, and on each anniversary of the closing date thereafter, the Partnership shall offer to redeem all or a portion of the interests of the partners at a price and on terms and conditions established by unanimous consent of the executive committee.  The redemptions will be based on the availability of cash in excess of the anticipated needs of the Partnership for future operations, giving due consideration to the anticipated remaining term of the Partnership.

The Partnership agreement provides for quarterly distributions to the partners based on their respective share of Partnership federal taxable income.  Additional distributions to the partners are at the discretion of the executive committee.

Performance Bond

The Partnership is required by the Michigan Department of Natural Resources to file a performance bond as security on State owned land that is leased for oil and gas exploratory efforts.  The amount of the bond is dependent upon the acres of land leased or intended to be leased.  The Partnership’s $50,000 performance bond enables the Partnership to lease unlimited acreage from the State.

Environmental Matters

The Partnership is subject to various federal and state laws and regulations regarding environmental matters.  The most significant laws and regulations concern contamination of well sites.  The Partnership is not presently aware of contamination at any of its sites which would require significant costs for clean up.

6.	Asset Retirement Obligation

On January 1, 2003, the Partnership adopted Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”). SFAS 143 requires entities to recognize a liability for the present value of all legal obligations associated with the retirement of tangible long-lived assets and to capitalize an equal amount as part of the cost of the related oil and gas properties.

The adoption of SFAS 143 required the Partnership to record a non-cash expense of $38,542 as a cumulative effect of change in accounting principle for 2003, as well as a non-current liability and an addition to oil and gas properties of $206,833. The following table summarizes the Partnership’s asset retirement obligation transactions as if SFAS 143 had been applied during all periods presented.

	Nine Months Ended September 30,	Year Ended December 31,
	2005	2004	2003
	(Unaudited)

Asset retirement obligation, at the beginning of the period	$290,042	$206,833	$169,116
Additions related to new properties	33,885	72,867	29,261
Accretion expense	10,287	10,342	8,456

Asset retirement obligation, at the end of the period	$334,214	$290,042	$206,833

7.	Supplemental Information on Oil and Gas Producing Activities (Unaudited)

The following information is presented in accordance with Statement of Financial Accounting Standards No. 69, Disclosure About Oil and Gas Producing Activities:

Costs Incurred in Oil and Gas Exploration and Development Activities

The following costs were incurred in oil and gas exploration and development activities:

	Year Ended December 31,
	2004	2003

Property acquisition costs	$616,293	$373,552
Exploration costs	541,750	1,318,802
Development costs	462,366	1,516,795

Estimated Proved Oil and Gas Reserves

The following reflects total proved and proved developed oil and gas reserves at December 31, 2004, 2003 and 2002, and changes therein for the years ended December 31, 2004 and 2003.  Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Prices and costs to estimate those reserves are constant as of December 31, 2004 and 2003.

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on drilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Reserve estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures.  The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.  Estimates of economically recoverable reserves and of future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially.  Results of subsequent drilling, testing and production may cause either upward or downward revisions of previous estimates.  Further, the volumes considered to be commercially recoverable fluctuate with changes in commodity prices and operating costs.  Any significant revision of reserve estimates could materially adversely affect our financial condition and results of operations.

	Oil (bbl)	Gas (mcf)

Balance, at December 31, 2002	1,144,093	12,236,930
Production	(211,718)	(1,903,241)
Sales of minerals in-place	(1,014,155)	(10,625,985)
Revisions of previous estimates	196,537	1,535,664

Balance, at December 31, 2003	114,757	1,243,368
Production	(26,809)	(448,165)
Revisions of previous estimates	(5,299)	31,223

Balance, at December 31, 2004	82,649	826,426

Standardized Measure of Discounted Future Net Cash Flows

Estimated discounted future net cash flows and changes therein were determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 69, Disclosures about Oil and Gas Producing Activities.  Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below.  Such information is essential for a proper understanding and assessment of the date presented.

Future cash inflows are computed by applying year-end prices of oil and gas relating to proved reserves to the year-end quantities of those reserves.  Future price changes are considered only to the extent provided by contractual arrangements, including hedging contracts in existence at year end.

The assumptions used to compute estimated future net revenues do not necessarily reflect expectations of actual revenue or costs, or their present worth.  In addition, variations from the expected production rate also could result directly or indirectly from factors outside the Company’s control, such as unintentional delays in development, changes in prices or regulatory controls.  The reserve valuation further assumes that all reserves will be disposed of by production.  However, if reserves are sold in-place, additional economic considerations could also affect the amount of cash eventually realized.

Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing the proved reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

Because Savoy Energy, L.P. is a partnership, income taxes are the responsibility of the partners and, consequently, are not considered in standardized measure of discounted future net cash flows. Estimates of future general and administrative expense, and interest expense, have not been considered.

The timing of future net cash flows from proved reserves are discounted at an annual rate of 10%.

	December 31,
	2004	2003

Future cash flows	$8,908,290	$9,799,186

Future production costs	(3,294,349)	(3,474,631)

Future net cash flows	5,613,941	6,324,555
10% annual discount for estimated timing of cash flows	(1,190,646)	(1,216,269)

Standardized measure of discounted future net cash flows	$4,423,295	$5,108,286

Changes in the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves – An analysis of the changes in the standardized measure of discounted future net cash flows during each of the last two years is as follows:

	Year Ending December 31,
	2004	2003

Standardized measure of discounted future net cash flows relating to proved reserves, beginning of the year	$5,108,286	$38,648,374
Sales and transfers of oil and gas produced	(2,495,280)	(2,469,407)
Net increase (decrease) in prices and production costs	1,443,396	(1,616,385)
Sales of reserves in-place	—	(33,232,800)
Revisions in previous quantity estimates	(1,959)	2,392,685
Accretion of discount	510,829	3,864,837
Changes in rates of production and other	(141,977)	(2,479,018)

Standardized measure of discounted future net cash flows relating to proved reserves, end of the year	$4,423,295	$5,108,286

The computation of the standardized measure of discounted future net cash flows relating to proved reserves at December 31, 2004 and 2003 was based on year-end prices of $40.79 and $29.70 for oil and $6.70 and $5.14 for gas, respectively.

(b)  Unaudited Pro Forma Financial Information

The unaudited pro forma financial statements as of and for the nine months ended September 30, 2005, and for the year ended December 31, 2004, are below and give effect to the acquisition of Savoy Energy Limited Partnership ("Savoy") by Hallador Petroleum Company ("Hallador").

On December 30, 2005, Hallador Petroleum Company (Hallador) entered into an agreement to purchase a 32% interest in Savoy Energy Limited Partnership (Savoy) from Yorktown Energy Partners II, L.P. (Yorktown, an institutional investor) for $4,165,000.

On December 20, 2005, through a private placement, Hallador sold 1,893,169 shares of its common stock to Yorktown for $2.20 per share.  The cash proceeds of $4,165,000 were used to acquire the 32% interest in Savoy from Yorktown.

The unaudited pro forma consolidated balance sheet was prepared as though the transaction had occurred on September 30, 2005, and includes the following:

                The acquisition of the 32% interest in Savoy from Yorktown; and

                The sale of Hallador common stock to Yorktown.

The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2005, and for the year ended December 31, 2004, includes the following transactions as if they had occurred as of the beginning of the respective periods:

                The acquisition of the 32% interest in Savoy from Yorktown; and

                The sale of Hallador common stock to Yorktown.

Adjustments for these transactions are reflected in the notes to the unaudited pro forma financial statements.  You should read the unaudited pro forma financial statements and accompanying notes along with the historical financial statements included in Hallador’s previous filings with the Securities and Exchange Commission, and the audited and unaudited Savoy financial statements included above.

The information presented under the heading "Savoy Pro Forma Adjustments" reflects a 32% share of Savoy’s results of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004.  There are no Savoy results of operations reflected in Hallador’s historical results of operations.

The pro forma statements of operations were derived by adjusting the historical financial statements of Hallador.  The adjustments were based on currently available information.  The actual adjustments, therefore, may differ from the pro forma adjustments.  We believe, however, that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above.  The unaudited pro forma financial statements do not purport to present Hallador’s results of operations had the acquisition or the other transaction actually been completed as of the dates indicated.  Moreover, the statements do not project our financial position or results of operations for any future date or period.

HALLADOR PETROLEUM COMPANY

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2005

(in thousands, except per share information)

	Hallador Petroleum Company(g)	Savoy Pro Forma Adjustments		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$11,539	$4,165	(b)	$11,539
Accounts receivable-		(4,165	)(a)
Oil and gas sales	921			921
Well operations	839			839
Total current assets	13,299	0		13,299

Oil and gas properties, at cost (successful efforts):
Unproved properties	3,555			3,555
Proved properties	2,301			2,301
Less - accumulated depreciation, depletion, amortization and impairment	(1,764)			(1,764)
	4,092	0		4,092

Other assets:
Investments
Savoy Energy, L.P.		4,165	(a)	4,165
Catalytic Solutions	150			150
CELLC	271			271
Other assets	76			76
Total other assets	497	4,165		4,662
Total assets	17,888	4,165		22,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$995	$		$995
Oil and gas sales payable	1,205			1,205
Income taxes payable	494			494
Total current liabilities	2,694	0		2,694

Stockholders’ equity
Preferred stock, $.10 par value; 10,000,000 shares authorized, none issued
Common stock, $.01 par value; 100,000,000 shares authorized, 7,093,150 shares issued	71	19	(b)	90
Additional paid-in capital	18,061	4,146	(b)	22,207
Accumulated deficit	(2,938)			(2,938)
Total shareholders’ equity	15,194	4,165		19,359
Total liabilities and shareholders’ equity	$17,888	$4,165		$22,053

See accompanying notes to financial statements.

HALLADOR PETROLEUM COMPANY

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2005

(in thousands, except per share information)

	Hallador Petroleum Company (g)	Savoy Pro Forma Adjustments		Pro Forma

REVENUE
Gas	$521	$		$521
Natural gas liquids	146			146
Oil	73			73
Interest	414			414
Total revenue	1,154	0		1,154
Costs and expenses:
Lease operating	157			157
Delay rentals	38			38
Impairment of unproved properties	183			183
Equity in loss of Savoy Energy, L.P.		(326	)(c)	(279)
		47	(d)
Equity in loss of CELLC	55			55
Depreciation, depletion and amortization	30			30
General and administrative	411			411
	874	(279)		595
Income from continuing operations before minority interest and income taxes	280	279		559

Minority interest	(84)			(84)

Income from continuing operations before income taxes	196	279		475

Income taxes - current	(90)	(128	)(f)	(218)

Income from continuing operations	$106	$151		$257

Income from continuing operations per share-basic	$.02	$.01		$0.03

Weighted average shares outstanding-basic	7,093	1,893	(e)	8,986

See accompanying notes to financial statements.

HALLADOR PETROLEUM COMPANY

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2004

(in thousands, except per share information)

	Hallador Petroleum Company(g)	Savoy Pro Forma Adjustments		Pro Forma

REVENUE
Gas	$656	$		$656
Natural gas liquids	166			166
Oil	83			83
Interest	167			167
Total revenue	1,072	0		1,072

Costs and expenses:
Lease operating	149			149
Delay rentals	102			102
Impairment of unproved properties	144			144
Equity in loss of Savoy Energy, L.P.		636	(c)	712
		76	(d)
Depreciation, depletion and amortization	42			42
General and administrative	852			852
	1,289	712		2,001
Loss from continuing operations before minority interest	(217)	(712)		(929)

Minority interest	65			65

Loss from continuing operations	$(152)	$(712)		$(864)

Loss from continuing operations per share-basic	$(.02)	$(.08)		$(.10)

Weighted average shares outstanding-basic	7,093	1,893	(e)	8,986

See accompanying notes to financial statements.

HALLADOR PETROLEUM COMPANY

Notes to Unaudited Pro Forma Financial Statements

(a)	Cash paid in connection with the acquisition of 32% equity interest in Savoy Energy, L.P.	$4,165

(b)	Sale of common stock to Yorktown Energy Partners VI, L.P. in a private placement

	Shares	1,893,169

	Price per share	2.20
	Proceeds from private placement	$4,165

(c)	Equity in loss of Savoy Energy, L.P.:

	For the nine months ended September 30, 2005 as reported in item 9.01 (a)	$1,018
	Hallador Petroleum Company’s percentage of equity interest	32%
	Hallador Petroleum Company’s equity in loss of Savoy Energy, L.P.	$326
	For the year ended December 31, 2004 as reported in item 9.01 (a)	$(1,986)
	Hallador Petroleum Company’s percentage of equity interest	32%
	Hallador Petroleum Company’s equity in loss of Savoy Energy, L.P.	$(636)

(d)

Hallador Petroleum Company’s purchase price exceeded its pro rata share of the equity of Savoy Energy, L.P. The excess cost was attributed to Savoy Energy, L.P.’s oil and gas properties. The adjustment reflects the depreciation, depletion and amortization of the excess based on Savoy Energy, L.P.’s weighted average units of production rate during the respective periods below.

	Hallador Petroleum Company purchase price	$4,165
	Equity of Savoy Energy, L.P. as of January 1, 2004	12,428
	Hallador Petroleum Company’s percentage of equity interest	32%
	Pro rata share of the equity of Savoy Energy, L.P.	3,977
	Excess cost	188
	Weighted average units of production rate	25%
	Amortization of excess cost	47

	Hallador Petroleum Company purchase price	$4,165
	Equity of Savoy Energy, L.P. as of January 1, 2004	12,428
	Hallador Petroleum Company’s percentage of equity interest	32%
	Pro rata share of the equity of Savoy Energy, L.P.	3,977
	Excess cost	188
	Weighted average units of production rate	41%
	Amortization of excess cost	76

(e)

The weighted average shares outstanding reflect the impact of the shares issued to Yorktown Energy Parnters VI, L.P., proceeds of which were used to acquired the 32% equity interest in Savoy Energy, L.P.

(f)	Provision for income taxes based on annual effective tax rate of 35% applied to income from continuing operations.
(g)

Reflects the financial position and results of operations for Hallador Petroleum Company as reported in its periodic reports on Form 10-QSB and Form 10-KSB for the periods ended September 30, 2005 and December 31, 2004, respectively.

(c) Shell Company Transactions:  None

(d) Exhibits -

10.1                                   PURCHASE AND SALE AGREEMENT dated effective as of December 31, 2005 between Hallador Petroleum Company, as Purchaser and  Yorktown Energy Partners II, L.P., as Seller  relating to the purchase and sale of limited partnership interests in Savoy Energy Limited Partnership - Incorporated by reference to the Form 8-K filed on January 3, 2006. (1)

(1) Incorporated by reference to Form 8-K filed January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR PETROLEUM COMPANY

Date: March 16, 2006	By:	/S/ VICTOR P. STABIO
Victor P. Stabio
Chief Executive Officer
and President